UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 28, 2017

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

001-11229	Mississippi Power Company (A Mississippi Corporation) 2992 West Beach Boulevard Gulfport, Mississippi 39501 (228) 864-1211	64-0205820
The names and addresses of the registrants have not changed since the last report.
This combined Form 8-K is filed separately by two registrants: The Southern Company and Mississippi Power Company.  Information contained herein relating to each registrant is filed by each registrant solely on its own behalf.  Each registrant makes no representation as to information relating to the other registrant.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). (Response applicable to each registrant.)
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

The Southern Company (“Southern Company”) and Mississippi Power Company (“Mississippi Power”) are filing this Current Report on Form 8-K to provide information regarding Mississippi Power’s integrated coal gasification combined cycle project in Kemper County, Mississippi (the “Kemper IGCC”).

Item 8.01.	Other Matters.
See MANAGEMENT’S DISCUSSION AND ANALYSIS - FINANCIAL CONDITION AND LIQUIDITY - “Capital Requirements and Contractual Obligations” and - FUTURE EARNINGS POTENTIAL - “Construction Program - Integrated Coal Gasification Combined Cycle” of Southern Company, MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Integrated Coal Gasification Combined Cycle” and - FINANCIAL CONDITION AND LIQUIDITY - “Capital Requirements and Contractual Obligations” of Mississippi Power, and Note 3 to the financial statements of Southern Company and Mississippi Power under “Integrated Coal Gasification Combined Cycle” in each company’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “Form 10-K”). See also MANAGEMENT’S DISCUSSION AND ANALYSIS - FINANCIAL CONDITION AND LIQUIDITY - “Capital Requirements and Contractual Obligations” and - FUTURE EARNINGS POTENTIAL - “Construction Program - Integrated Coal Gasification Combined Cycle” of Southern Company, MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Integrated Coal Gasification Combined Cycle” and - FINANCIAL CONDITION AND LIQUIDITY - “Capital Requirements and Contractual Obligations” of Mississippi Power, and Note (B) to the Condensed Financial Statements under “Integrated Coal Gasification Combined Cycle” in each company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 for additional information regarding the Kemper IGCC, including the order issued in December 2015 by the Mississippi Public Service Commission (“PSC”) authorizing rate recovery of costs related to the combined cycle and associated common facilities portion of the Kemper IGCC assets previously placed in service (the “In-Service Asset Rate Order”).
At its June 21, 2017 open meeting, the Mississippi PSC unanimously passed a motion instructing its counsel to prepare an order for consideration at its July 6, 2017 meeting regarding rate recovery for the Kemper IGCC (the “Proposed Order”). Pursuant to the motion, the Proposed Order would establish (i) a regulatory liability account to maintain current rates related to the Kemper IGCC following the July 2017 completion of the amortization period for certain regulatory assets approved in the In-Service Asset Rate Order that would allow for subsequent refund if the Mississippi PSC deems the rates unjust and unreasonable and (ii) a new docket for the purposes of pursuing a global settlement of costs of the Kemper IGCC (the “Kemper IGCC Settlement Docket”). Pursuant to the motion, in the Proposed Order, the Mississippi PSC would request resolution of the following areas in any such proposed settlement agreement: (i) at a minimum, no rate increase to Mississippi Power customers (with a rate reduction focused on residential customers encouraged); (ii) removal of all cost risk to customers associated with the Kemper IGCC gasifier and related assets; and (iii) modification or amendment of the certificate of public convenience and necessity (the “CPCN”) for the Kemper IGCC to allow only for ownership and operation of a natural gas facility. Pursuant to the motion, the Proposed Order would provide that any related settlement agreement be filed within 45 days from the effective date of the Proposed Order.
In addition, pursuant to the motion, the Proposed Order would provide that, in the event a settlement agreement is not reached, the Mississippi PSC would reserve its right to take any appropriate steps, including issuing an order to show cause as to why the CPCN for the Kemper IGCC should not be revoked or amended to provide for operation as a natural gas facility only.
On June 28, 2017, Mississippi Power notified the Mississippi PSC that it is beginning a process to suspend operations and start-up activities on the gasifier portion of the Kemper IGCC. Mississippi Power believes this action is necessary for several reasons. First, in light of the uncertainty as to the future of the gasifier portion of the Kemper IGCC, Mississippi Power believes it is proper and prudent to engage in an orderly suspension to preserve workforce safety and health, while still retaining the necessary workforce and ability to run the combined cycle units. Second, Mississippi Power believes that beginning this process is a prudent step to manage costs in light of the current circumstances surrounding the Kemper IGCC, including, but not limited to, (i) the factors affecting the economics of the Kemper IGCC; (ii) the positions articulated by other parties in recent motions filed with the Mississippi PSC; and (iii) the Mississippi PSC’s statement of intent and expectations relating to the establishment of the Kemper IGCC Settlement Docket.
Mississippi Power expects to continue to operate the combined cycle portion of the Kemper IGCC as it has done since August 2014.
At May 31, 2017, approximately $3.4 billion in Kemper IGCC costs were not reflected in Mississippi Power’s retail and wholesale rates. These costs primarily relate to the following:

Cost Category	Actual Costs
(in billions)
Gasifiers and gas clean-up facilities, including allowance for funds used during construction (“AFUDC”)	$ 2.5
Lignite mine and carbon dioxide pipeline facilities, including AFUDC	0.4
Combined cycle and common facilities, including AFUDC	0.3
Other	0.2
Total	$ 3.4
Although the ability to achieve a negotiated settlement is uncertain, Mississippi Power intends to pursue any available settlement alternatives and will also consider other possible operational and cost recovery options. The ultimate disposition of the gasification portion of the Kemper IGCC remains subject to the Mississippi PSC’s jurisdiction, including the potential resolution of the matters addressed in the Proposed Order. If, as a result of the Proposed Order, any related discussions or proceedings with the Mississippi Public Utilities Staff or the Mississippi PSC, or otherwise, Mississippi Power does not ultimately obtain rate recovery of the $3.4 billion of Kemper IGCC costs not currently in rates, Southern Company and Mississippi Power would be required to recognize a charge to income in the second quarter of 2017 for those unrecovered costs, in addition to any other costs required to be incurred.
The ultimate outcome of these matters cannot be determined at this time.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the Proposed Order and the outcome of related discussions and proceedings. Southern Company and Mississippi Power caution that there are certain factors that could cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company and Mississippi Power; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in the Form 10-K and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: changes in tax and other laws and regulations to which Mississippi Power is subject, including potential tax reform legislation, as well as changes in application of existing laws and regulations; the ability to control costs and avoid cost overruns during the development, construction and operation of facilities, which include the development and construction of generating facilities with designs that have not been finalized or previously constructed, including changes in labor costs and productivity, adverse weather conditions, shortages and inconsistent quality of equipment, materials, and labor, sustaining nitrogen supply, continued issues with ash removal systems or syngas coolers, contractor or supplier delay, non-performance under operating or other agreements, operational readiness, including specialized operator training and required site safety programs, unforeseen engineering or design problems, start-up activities (including major equipment failure and system integration), and/or operational performance (including additional costs to satisfy any operational parameters ultimately adopted by the Mississippi PSC); the ability to construct facilities in accordance with the requirements of permits and licenses, to satisfy any environmental performance standards and the requirements of incentives, and to integrate facilities into the Southern Company system upon completion of construction; advances in technology; actions related to cost recovery for the Kemper IGCC, including the ultimate impact of the 2015 decision of the Mississippi Supreme Court, the Proposed Order and related legal or regulatory proceedings, Mississippi PSC review of the prudence of Kemper IGCC costs and approval of further permanent rate recovery plans, actions relating to proposed securitization, satisfaction of requirements to utilize grants, and the ultimate impact of the termination of the proposed sale of an interest in the Kemper IGCC to South Mississippi Electric Power Association (now known as Cooperative Energy); and the ability of counterparties of Mississippi Power to make payments as and when due and to perform as required. Southern Company and Mississippi Power expressly disclaim any obligation to update any forward-looking information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2017	THE SOUTHERN COMPANY

	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

MISSISSIPPI POWER COMPANY

	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

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